UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 21, 2008, Airspan Networks Inc. (the “Company”) and its wholly-owned subsidiary, Airspan Communications Limited, entered into a Second Amendment (the “Second Amendment”) to its August 1, 2006 Loan and Security Agreement, as amended August 7, 2007 (the “Loan and Security Agreement”), with Silicon Valley Bank (“SVB”), with respect to a revolving credit line.

Pursuant to the Second Amendment, under the Loan and Security Agreement, the Company may, subject to certain adjustments, borrow up to the lesser of (i) (a) 80% of eligible accounts receivable plus (as long as the Company’s worldwide cash and investments exceeds $20 million and the Company’s cash and investments maintained at SVB and its affiliates exceeds $15 million) (b) the lesser of (1) 60% of eligible inventory and (2) $8 million (the “Borrowing Base”) and (ii) $20 million. Prior to the Second Amendment, under the Loan and Security Agreement, the Company could have borrowed, subject to certain adjustments, up to the lesser of (x) 80% of eligible accounts receivable (the “Prior Borrowing Base”) and (y) $20 million. The Second Amendment also revises the definition of eligible accounts receivable primarily to allow certain concentrations and relief from timing limits with respect to certain customers.

Pursuant to the Second Amendment, the minimum monthly interest amount under the Loan and Security Agreement has increased to an amount equal to the applicable interest rate multiplied by the lesser of (i) the maximum available Borrowing Base and (ii) $10 million. Prior to the Second Amendment, the minimum monthly interest amount under the Loan and Security Agreement was an amount equal to the applicable interest rate multiplied by (i) the maximum available Prior Borrowing Base and (ii) $7.5 million.

In addition, pursuant to the Second Amendment, the covenant related to the “minimum tangible net worth” to be maintained by the Company, with effect from the end of the second quarter of 2008, was decreased from $44 million to $30 million, with such required amount to be increased for each fiscal quarter after the Company’s second fiscal quarter of 2008 by 50% of (i) the Company’s positive net income, (ii) proceeds of stock issuances and (iii) proceeds of indebtedness which is subordinated to the Company’s obligations to SVB.

Pursuant to the Second Amendment, the maturity date of the Loan and Security Agreement was extended from December 31, 2008 to December 31, 2009.

In connection with the Second Amendment, the Company agreed to pay SVB a supplemental commitment fee of $100,000.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Loan and Security Agreement dated August 21, 2008 by and between Silicon Valley Bank, Airspan Networks Inc. and Airspan Communications Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
David Brant
Senior Vice President and Chief Financial Officer

Date: September 2, 2008